UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2006

MANPOWER INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 North Ironwood Road Milwaukee, Wisconsin	53217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414)  961-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

On December 21, 2006, Manpower Inc. completed the sale of its Nordic Facility Management Services in Sweden, Norway, Finland and Denmark and its Contact Centre businesses in Sweden and Norway to Argan Capital.  The Company will recognize a pre-tax gain of approximately €75 million in the fourth quarter of 2006 as a result of the sale.  The anticipated fourth quarter 2006 diluted earnings per share provided by the Company on October 17, 2006 did not include the effect of this gain, and the Company does not expect to update its previously issued guidance to reflect this gain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2006	MANPOWER INC.

By:/s/ Michael J. Van Handel
Michael J. Van Handel
Executive Vice President,
Chief Financial Officer and Secretary